Exhibit 99.1

NEWS

Contact Information
For media inquiries:	For investor inquiries:
Amber V. Cousins	Investor Relations
800-796-8448	818-225-3550
pressroom@countrywide.com
Countrywide Financial Corporation Appoints David Sambol to Board
CALABASAS, Calif., October 2, 2007 — Countrywide Financial Corporation (NYSE: CFC), today announced that David Sambol, President and Chief Operating Officer, has been appointed to its board of directors.
“Mr. Sambol will make a tremendous contribution to our board,” said Harley Snyder, president of HSC, Inc. and Countrywide’s lead director. “Dave’s proven leadership skill, comprehensive knowledge of the Company and unparalleled expertise in all aspects of the mortgage industry will be invaluable to the Board.”
A 22-year veteran of Countrywide, Mr. Sambol was appointed President and Chief Operating Officer in 2006. In addition to overseeing all operations of the Company, Mr. Sambol’s responsibilities currently include leadership of corporate operational and support units. Mr. Sambol also serves as a member of management’s Executive Committee.
“Dave has been a driving force behind Countrywide’s long-term growth over the years,” said Angelo R. Mozilo, Countrywide Chairman and Chief Executive Officer. “He has demonstrated the many qualities required of a world-class leader during challenging market conditions and he has proven his ability to execute strategies that position us for future growth and continued market leadership.”
Mr. Sambol has been instrumental in building the Company’s principal mortgage originations and servicing operation. He also established Countrywide Capital Markets, and served as its President and Chief Executive Officer. Under his direction, CCM became one of the nation’s leading fixed-income securities firms.

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Earlier in his tenure at Countrywide, Mr. Sambol served as Executive Managing Director of Business Segment Operations, and has led all revenue generating functions of the Company. He has also had oversight responsibility for Countrywide Bank, Countrywide Insurance Group, and Countrywide’s Global Operations. Mr. Sambol began his career with the Company as a director of internal audit. Prior to joining Countrywide, Mr. Sambol served as a Certified Public Accountant with the accounting firm of Ernst & Whinney.
About Countrywide
Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000 and Fortune 500. Through its family of companies, Countrywide originates, purchases, securitizes, sells, and services residential and commercial loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: increased cost of debt; reduced access to corporate debt markets; unforeseen cash or capital requirements; a reduction in secondary mortgage market investor demand; increased credit losses due to downward trends in the economy and in the real estate market; increases in the delinquency rates of borrowers; competitive and general economic conditions in each of our business segments such as slower or negative home price appreciation; changes in general business, economic, market and political conditions in the United States and abroad from those expected; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in debt ratings; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in which Countrywide operates; the judgments and assumptions made by management regarding accounting estimates and related matters; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein.
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